UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 28, 2023
Date of report (Date of earliest event reported)
______________________
ENCORE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Camino de la Reina, Suite 100
San Diego, California 92108
(Address of principal executive offices)(Zip Code)
(877) 445-4581
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	ECPG	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Indenture and Notes

On March 3, 2023, Encore Capital Group, Inc. (the “Company”) closed its previously announced offering of $230.0 million aggregate principal amount of 4.00% Convertible Senior Notes due 2029 (the “Notes”), which includes $30.0 million aggregate principal amount of Notes issued pursuant to the exercise in full of the over-allotment option as described below. The Notes were issued pursuant to an indenture (the “Indenture”) dated as of March 3, 2023 between the Company and Truist Bank, as trustee (the “Trustee”).

On February 28, 2023, the Company entered into a purchase agreement with certain initial purchasers relating to the issuance and sale of $200.0 million of Notes in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the purchase agreement, the Company granted the initial purchasers a 30-day option to purchase up to an additional $30.0 million aggregate principal amount of Notes solely to cover over-allotments, if any. On March 1, 2023, the initial purchasers fully exercised the over-allotment option. The Notes issued on March 3, 2023 include $30.0 million principal amount of Notes issued pursuant to such exercise.

The Notes will accrue interest at a rate of 4.00% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2023. The Notes will mature on March 15, 2029, unless earlier repurchased or redeemed by the Company or converted. Before December 15, 2028, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after December 15, 2028, noteholders may convert their Notes at any time until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle any conversions by paying or delivering, as the case may be, cash, and, if applicable, shares of its common stock. The initial conversion rate for the Notes is 15.1763 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $65.89 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 27.5% over the last reported sale of $51.68 per share of the Company’s common stock on February 28, 2023. The conversion rate is subject to adjustment upon the occurrence of certain events.

The Notes are redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after March 20, 2026 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the Indenture) occurs, then, subject to a limited exception, holders of the Notes may require the Company to repurchase all or part of their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.

The Notes are the Company’s senior unsecured obligations, and will be (i) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to the Company’s existing and future senior, unsecured indebtedness that is not so subordinated, including, as of December 31, 2022, (a) the Company’s obligations under its 3.250% Convertible Senior Notes due 2025 (the “Existing Convertible Notes”), of which $100.0 million aggregate principal amount was outstanding; and (b) the Company’s obligations, as guarantor, of Encore Capital Europe Finance Limited’s 4.500% Exchangeable Senior Notes due 2023 (the “2023 Exchangeable Notes”), of which $172.5 million aggregate principal amount was outstanding before the repurchase transactions referred to below; (iii) effectively junior in right of payment to the Company’s existing and future secured indebtedness (to the extent of the value of the assets securing such indebtedness), including, as of December 31, 2022, the obligations under (a) the Company’s 5.625% Senior Secured Notes due 2024, of which $68.4 million aggregate principal amount was outstanding; (b) the Company’s 4.875% Senior Secured Notes due 2025, of which $375.3 million aggregate principal amount was outstanding, (c) the Company’s 5.375% Senior Secured Notes due 2026, of which $363.0 million aggregate principal amount was outstanding; (d) the Company’s 4.250% Senior Secured Notes due 2028, of which $302.5 million aggregate principal amount was outstanding; (e) the Company’s Senior Secured Floating Rate Notes due 2028, of which $445.0 million aggregate principal amount was outstanding; and (f) the Company’s global senior facility of $1.14 billion, of which $661.7 million was outstanding; and (iv) structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

A copy of the Indenture (including the form of the Note) is attached as Exhibit 4.1 to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from the sale of the $230.0 million aggregate principal amount of Notes were approximately $223.3 million, after deducting the initial purchasers’ discounts and estimated fees and expenses. The Company used approximately $18.5 million of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. Additionally, the Company used approximately $192.5 million of the net proceeds to purchase and surrender for cancellation approximately $154.8 million aggregate principal amount of the 2023 Exchangeable Notes in privately negotiated transactions effected through one of the initial purchasers or its affiliate. The Company intends to use the remainder of the net proceeds for general corporate purposes, which may include working capital, capital expenditures, acquisitions or repayment or repurchase of outstanding debt, which may include the Company’s Global Senior Facility, the Existing Convertible Notes and any remaining 2023 Exchangeable Notes, and repurchases of the Company’s common stock from time to time following the offering.

The Company expected that holders of the 2023 Exchangeable Notes who sold their 2023 Exchangeable Notes in negotiated repurchase transactions with the Company would unwind or enter various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock in the market to unwind their existing hedge positions in connection with the 2023 Exchangeable Notes. The repurchase transactions described above could have the effect of raising or maintaining the market price of the Company’s common stock above the level that would otherwise have prevailed, or preventing or slowing a decline in the market price of the Company’s common stock.

The Company expected certain purchasers of the Notes, including holders of the 2023 Exchangeable Notes that purchased Notes at the time of the repurchase transactions described above, to sell shares of the Company’s common stock in the market and/or enter into various derivatives transactions with respect to shares of the Company’s common stock. This activity could have the effect of decreasing (or reducing the size of any increase in) the market price of the Company’s common stock below the level that would otherwise have prevailed.

In connection with issuing the 2023 Exchangeable Notes, the Company entered into certain capped call option transactions with certain financial institutions (the “existing option counterparties”). In connection with the repurchases of the 2023 Exchangeable Notes described above, the Company entered into agreements with the existing option counterparties to terminate a portion of such existing capped call option transactions in a notional amount corresponding to the amount of the 2023 Exchangeable Notes repurchased (the “Unwind Agreements”). In connection with any termination of such existing capped call option transactions and the related unwinding of the existing option counterparties’ existing hedge positions with respect to such transactions, the existing option counterparties and/or their respective affiliates may have sold shares of the Company’s common stock in secondary market transactions, and/or may have unwound various derivative transactions with respect to the Company’s common stock. In connection with these transactions, the Company received cash payments in amounts that depend in part on the market price of the Company’s common stock at the pricing of the offering of the Notes.

The Company believes that the market activities described above occurred during the course of the day on which the Company priced the offering of the Notes, represented a significant portion of the trading in the Company’s common stock on that day and could have reduced the market price of the Company’s common stock and, in turn, the initial conversion price of the Notes.

Capped Call Transactions

On February 28, 2023, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with one or more of the initial purchasers or their affiliates and other financial institutions (the “Option Counterparties”). In addition, on March 1, 2023, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially approximately $82.69, which represents a premium of 60% over the last reported sale price of the Company’s common stock on February 28, 2023. The cost of the Base Capped Call Transactions was approximately $16.1 million. The cost of the Additional Capped Call Transactions was approximately $2.4 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary and is not complete. Copies of the form of the confirmations for the Capped Call Transactions and the form of the Unwind Agreements are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference (and this description is qualified in its entirety by reference to such documents).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, in transactions not involving a public offering, for resale by the initial purchasers to persons whom the initial purchasers reasonably believe are qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement.

To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 4,450,454 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 19.3498 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01 Other Events.
On February 28, 2023, the Company issued two press releases, one announcing that it had launched its private offering of Notes and one announcing that it had priced its private offering of Notes. Copies of these press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Indenture (including form of Note), dated March 3, 2023, by and between Encore Capital Group, Inc. and Truist Bank, as trustee.
10.1	Form of Capped Call Confirmations
10.2	Form of Unwind Agreements
99.1	Press Release, dated February 28, 2023.
99.2	Press Release, dated February 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date:	March 3, 2023	/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture (including form of Note), dated March 3, 2023, by and between Encore Capital Group, Inc. and Truist Bank, as trustee.
10.1	Form of Capped Call Confirmations
10.2	Form of Unwind Agreements
99.1	Press Release, dated February 28, 2023.
99.2	Press Release, dated February 28, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)